U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3
(Originally filed January 14, 2003)
CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 24, 2003



                          SAILTECH INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




         Nevada                        0-33481                    65-1060612
------------------------          -------------------        -------------------
(State of Incorporation)          Commission File No.        (IRS Employer
                                                             Identification No.)



13330 Leopard St., Ste. 27, Corpus Christi, TX                 78410
--------------------------------------------------  ----------------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, (  361  )        241       -     2330
                               -----------  -------------    ----------





                     (Registrant's former name and address)
                          580 Hornby Street, Suite 900
                             Vancouver, B.C. V6C 3B6
                                     Canada

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Description of Business.

1.       Overview

SailTech International, Inc. (the "Company" or "Sailtech") was incorporated on September 16, 1998 under the laws of the State of Nevada as Argonaut Resources Ltd. On December 15, 2000, the Company changed its name to Sailtech International Inc. to reflect its business objectives of becoming an aluminum yacht manufacturer. Sailtech was a development stage enterprise which had just initiated operations as a manufacturer of a line of aluminum yachts and work vessels using a proprietary software technology which aided in the design and construction of aluminum boats. We had four yacht manufacturing contracts, none of which were completed. We conducted our business through two wholly owned subsidiary corporations, organized in Florida and British Columbia, Canada.

On  December  31,  2002,   Sailtech  ceased  operations  of  its  limited  yacht
manufacturing business. We disposed of our subsidiary companies in British Columbia, Canada and Florida.

On January 10, 2003, we acquired all of the issued and outstanding capital stock of Ecoloclean, Inc., a Texas corporation. Ecoloclean's principal business operations are conducted through its subsidiary, World Environmental Technologies, Inc., a Louisiana corporation. Now, Sailtech, through Ecoloclean and WET, will be engaged the business of cleaning oil industry waste water and run-off water from drilling sites in Louisiana utilizing Electrocoagulation Units (EC).

2.       Historical Background of Waste Water

The United States faces growing need for quality water supplies. Population and industrial growth demands clean water.

Until recent times, the water supply was considered to be limitless. Major water users withdrew their water from natural sources such as wells, aquifers, rivers and lakes. Public utilities and municipal waste water (sewer) authorities treated their used water and discharged it into rivers and lakes. Mines, paper mills, refineries, and chemical plants also discharged their waste water, in many cases, directly into the same rivers and lakes from which water would be drawn for human use.

Soon after World War II, the effect of this unregulated discharge and limited treatment of waste water on land and water sources was recognized as unacceptable by public interest groups and governmental authorities. Efforts were begun to remediate polluted sites. Laws were enacted to prevent unregulated discharge of waste waters into the environment. These remediation and prevention efforts have improved water quality throughout the United States.

We believe that water quality standards will become stricter. Large water users, at great expense, have installed elaborate treatment systems in order to comply with governmental water quality laws. However, even after the implementation of water treatment laws, many treated waters are still being discharged without meeting all of the governmental standards. In many states, water users who discharge waters that do not comply with minimum discharge standards are being assessed large monetary surcharges. Small users, having to pay high monthly surcharges without the capital or room to install or upgrade existing water treatment systems, are faced with the possibility of closing operations facilities.

Processes for treating waste water are extensive. The chemistry and engineering for treating wastewater is well developed. Many different procedures and processes are in use for treating different types of contamination and pollution. Equipment is manufactured by numerous companies to process waste water streams from as little as a few gallons a day to millions of gallons an hour. There are technologies and equipment designed to remove impurities and contaminates ranging form ordinary ground water bacteria and particles to heavy metal ions. Water treatment plants can be as small as the household water conditioners to municipal treatment systems covering hundreds of acres.

THE ELECTROCOAGULATION SYSTEM

Most waste water contaminants are held in solution by electrical charges. Bacteria, algae, oils, clays, carbon black, silica, phosphate, nickle, lead, chromates and other ions are examples charged particle contaminants. Waste water contaminants must be removed from the water. The neutralization of the electrical charges and subsequent precipitation of these contaminants can be achieved by chemical or electrochemical alteration. Most commercial water treatment systems use chemical additives. Our electrocoagulation process is a non-chemical additive electrochemical system.

In today's environment, adding chemicals to contaminated waste water is becoming less acceptable due to increasingly stringent regulations. Solid residues (sledges) are being classified as hazardous materials and the required treatment levels are more difficult and expensive to achieve. In the future, we believe that there will be a significant increase in the use of nonchemical dependent systems such as the EC System. Different chemicals are required for various contaminants. Contaminant concentrations are critical and must be constantly monitored and balanced. These additives do not remain with the purified water (exception: chlorine) but combine with and must be disposed of with the "sludge" that is removed from the waste water stream. Under current regulations many of these sludge's are considered hazardous and must be handled accordingly. For every pound of chemical additive an additional pound of sludge must be disposed of. This cost of disposal must be added to the cost of purchase of chemical used.

Electrochemical water treatment methods have been used for many years. High voltages are used to produce an electromagnetic field which disrupts the electrochemical properties of the charged contaminant particles. This allows the contaminants to precipitate or fall out of the waste water. Until recent times, these electrochemical water treatment systems showed good contaminate removal compared with the chemical additive precipitation methods, however, high capital and operational costs coupled with lower flow rates have restricted widespread commercial use.

The electrocoagulation "EC" process does not use chemical additives. We believe that our EC process, with lower operating costs, higher flow rates and a reduction of sludge disposal costs will move our EC process to the forefront of water treatment technologies.

The electrocoagulation system uses equipment and methods that result from revisions of old technologies and principles of electrochemistry and physics made possible by our computerized microprocessor control panel.

The "EC" unit is capable of treating liquid solutions containing a wide variety of contaminants, including heavy metals, oil and grease, suspended and dissolved solids, most salts as well as bacteria and algae, without the use of chemicals. The "EC" unit places an electrical charge in the waste fluid which destabilizes suspended material electrochemically and causes the coagulation of the dissolved and suspended contaminants. This coagulation or flocculation is similar to the precipitation stimulated by chemical additives, but the altered contaminant particles tend to be larger (100 microns vs. 25 to 50 microns) and more stable. This flocculated contaminants are removed from the waste Stream by conventional equipment.

OVERVIEW OF WATER TREATMENT USING ELECTROCOAGULATION

When the term "we" is used, it means Sailtech by and through its subsidiaries, Ecoloclean, Inc. and World Environmental Technologies, Inc.

We have designed and manufactured three portable EC Units which are mounted on flat-bed trailers. The waste water is pumped into the EC unit, electrochemically processed and discharged on-site.

The water flows through a series of engineered electrodes within a cell while a controlled electric current is applied to the waste water. The electrical current energizes the solution creating a magnetic field within the cell. Our system is designed to optimize over twenty variables in order to effectively transfer electrical energy to the continuously flowing contaminated waste water. Water contaminated mixtures created by the electrocoagulation process, separate into an organic molecule floating layer known as flocculent, a mineral sediment and clean water. This separation occurs within minutes of treatment and conventional equipment may be used to extract the clean water. The Electrocoagulation process has successfully treated animal and human waste water removing chemical and biological contaminants. Tests confirm the destruction of coliform bacteria, flagellates, helminthes, eggs, infective parasite larvae and enteric viruses.

Our  EC  process  utilizes  proprietary  and  patented   technologies   applying
electrochemical energies to the waste water stream. Contaminant laden water moves through an electric field where the treatment is accomplished by:

o        Ionization
o        Electrolysis
o        Free radical formation
o        Electromagnetic fields

System Capabilities:

o Removes heavy metals as oxides which will pass Toxicity Characteristics Leaching Procedures (TCLP)
o        Removes suspended and colloidal solids
o        Breaks oil emulsions in water
o        Removes fats, oils and grease in water
o        Removes complex organic materials
o        Destroys and removes bacteria, viruses and cysts
o        Processes multiple contaminants

Key Applications:

o        Ground water cleanup
o        Process rinse and wash water
o        Potable water
o        Sewage treatment
o        Cooling towers
o        Radioactive isotope removal
o Pretreatment for reverse osmosis, ultra-filtration, nano-filtration, and photocatlytics
o        Water reuse resulting in zero discharge
o        Metal recovery
o        Influent quality water control
o        Industrial waste water

Benefits:

o        Capital cost significantly less than alternative technologies
o        Operating cost significantly less than alternative technologies
o        Low power requirements
o        Generally no chemical additions
o        Metal oxide formation passing TCLP
o        Low maintenance
o        Minimal operator attention
o        Handles a wide variation in the waste stream contaminants
o        Consistent and reliable results
o        Sludge minimization
o        Treats multiple contaminants

Proposed Operations and Services

Industrial and commercial businesses produce various types of wastewater (including hydrocarbon contaminated water from oil field operations, that must be disposed of as required by federal, state and local regulations. Similarly, oil and gas exploration and production companies produce liquid waste from drilling and other operations that must be disposed of complying with federal and state regulations. We propose to process the liquid waste and remove contaminants and dispose of the treated liquid waste as required by applicable regulations.

Oilfield Waste

Oilfield waste consists primarily of petroleum-based and water-based drilling fluids (which contain oil, grease, chlorides and heavy metals), as well as cuttings, saltwater, work over and completion fluids, production pit sludges and soil containing these materials. Under Louisiana and Texas state regulations, if oilfield waste cannot be processed for discharge or disposed of at the well where it is generated, it must be transported to a licensed oilfield waste processing or disposal facility.

Competitive Conditions

Competition is intense within oilfield waste water processing industry. Competition will be based primarily proximity to collection operations, collection and processing fees charged and quality of service. With respect to certain waste streams, such as oilfield waste, we will compete with the generators of these waste streams, who continually evaluate the decision whether to use internal disposal methods or to utilize a liquid waste management company such as us.

We will compete with numerous companies, both large and small, which are able to provide one or more of the environmental services offered by us. Many of these companies will have greater financial, human and other resources. However, we believe that the type of waste management, treatment, processing and remediation services which we will provide will give us a competitive advantage with respect to certain of our more specialized competitors. We believe that our treatment processes will offer cost saving alternatives to the more traditional remediation and disposal methods offered by our competitors.

We believe that there are certain barriers to entry in the liquid waste industry. These barriers include the need for specialty machinery and facilities; licenses, permits and trained personnel necessary to operate these facilities.

Our Specialized Equipment

We have manufactured three portable EC Units.

Employees


Presently, Sailtech has two part-time employees in Royis and Michael Ward. Ecoloclean has two part-time employees in Royis and Michael Ward and two full-time field employees. World Environmental Technologies, Inc. has three full-time employees, one of which is Michael Richardson, its president. No employee was subject to a collective bargaining agreement.


Governmental Permits and Licenses


Presently, we have no licenses or permits to treat waste water. We have applied for a permit to treat oil industry waste water in Louisiana.

Waste management companies are subject to extensive, evolving and increasingly stringent federal, state and local environmental laws and regulations. Such federal, state and local environmental laws and regulations govern will our activities regarding the treatment, storage, processing, disposal and transportation of wastes. We will be required to obtain and maintain permits, licenses and/or approvals in order to conduct our proposed waste treatment business activities. Failure to obtain and maintain permits or approvals would have a material adverse effect on us, our operations and financial condition. The permits and licenses have a term ranging from five (5) to ten (10) years and, provided that the Company maintains a reasonable level of compliance, renew with minimal effort and cost. Historically, there have been no compelling challenges to the permit and license renewals. In the future, if we expand our operations, we may be required to obtain additional approvals, licenses or permits, the there can be no assurance that we will be able to do so. Such permits and licenses, however, represent a potential barrier to entry for possible competitors.

General License Agreement

Ecoloclean, Inc. acquired a General License Agreement by assignment from World Environmental Technologies, Inc. on September 12, 2002. The license grants an industry exclusive perpetual worldwide right and license under a U.S. patent to manufacture, use, market, sell, lease or otherwise dispose of product units based on, or relating to the invention contained in U.S. Patent No. 6,238,546, issued to Louis A. Kneiper, Gary A. Tipton and Daniel G. Noyes on May 29, 2001. The product units are the Electrocoagulation units. The license is industry specific and applies only to the petroleum exploration, petroleum chemical, transportation and refining industries. Ecoloclean, the licensee, is excluded from marketing, selling, leasing or otherwise disposing of product units to the paper industry, paint pigment industry and to all industries in Mexico and the Orient. Ecoloclean is obligated to pay royalties to the patent owner on an event basis. For product units of 100 gallons-per-minute (gpm), or less which are manufactured by the licensee, Ecoloclean is obligated to pay $3,000 each. For product units of capacities exceeding 100 gpm, Ecoloclean must pay $3,000 multiplied by the gpm design capacity. Additionally, for the use of the technology, Ecoloclean must pay a monthly royalty of 2% of gross income generated by product units. The General License Agreement and Assignment to the General License Agreement are attached to this Current Report as Exhibits 3.1 and 3.2, respectively.


Insurance

We believe we maintain insurance coverage adequate for our needs and which is similar to, or greater than, the coverage maintained by other companies of our size in the industry. There can be no assurances, however, that liabilities which may be incurred by us will be covered by our insurance or that the dollar amount of such liabilities which are covered will not exceed our policy limits. We are required by EPA regulations to carry environmental impairment liability insurance providing coverage for damages on a claims-made basis in amounts of at least $1 million per occurrence and $2 million per year in the aggregate.

Regulation

General

Our proposed business operations will be affected both directly and indirectly by governmental regulations, including various federal, state and local pollution control and health and safety programs that are administered and enforced by regulatory agencies. These programs are applicable or potentially applicable to one or more of our existing operations.

Federal Regulation

The primary U.S. federal statutes affecting our business are summarized below:

The Clean Water Act. Our proposed activities will be subject to the requirements of the Clean Water Act and comparable state statutes and federal and state enforcement of these regulations. The Clean Water Act regulates the discharge of pollutants into waters of the United States. The Clean Water Act establishes a system of standards, permits and enforcement procedures for the discharge of pollutants from industrial and municipal wastewater sources. The law sets treatment standards for industries and wastewater treatment plants and provides federal grants to assist municipalities in complying with the new standards. In addition to requiring permits for industrial and municipal discharges directly into the waters of the United States, the Clean Water Act also requires pretreatment of industrial wastewater before discharge into municipal systems.

The Clean Water Act gives the Environmental Protection Agency (EPA) the authority to set pretreatment limits for direct and indirect industrial discharges. In 2001, the EPA adopted new technology-based effluent limitations guidelines for waste treatment facilities that treat or recover hazardous or nonhazardous industrial waste or wastewater received from off-site and then discharge pollutants into U.S. waters or publicly operated treatment works. Although the guidelines are based on particular technologies, the new guidelines do not require a facility to use these technologies. Individual facilities may meet the requirements using whatever types of technologies and process changes they choose.

The Clean Water Act also prohibits certain discharges of oil or hazardous substances and authorizes the federal government to remove or arrange for removal of such oil or hazardous substances. In addition, the Clean Water Act requires the adoption of the National Contingency Plan to cover removal of such materials. Under the Clean Water Act, the owner or operator of a vessel or facility may be liable for penalties and costs incurred by the federal government in responding to a discharge of oil or hazardous substances.

The Clean Water Act also has a significant impact on the operations of the oilfield waste customers. EPA Region 6, which includes our proposed treatment market, continues to issue new and amended National Pollution Discharge Elimination System general permits further limiting or restricting substantially all discharges of produced water from the Oil and Gas Extraction Point Source Category into waters of the United States. The combined effect of all of these permits closely approaches a "zero discharge" standard affecting all waters except those of the Outer Continental Shelf.

Resource Conservation Recovery Act (RCRA). RCRA is the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of hazardous waste. The EPA has issued regulations pursuant to RCRA, and states have promulgated regulations under comparable state statutes, that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage or disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for closure, financial responsibility, manifesting of wastes, record-keeping and reporting, as well as treatment standards for any hazardous wastes intended for land disposal.

Facilities which treat and dispose of oilfield waste are exempt from classification as a RCRA-regulated waste. At various times in the past, proposals have been made to rescind the exemption that excludes oilfield waste from regulation under RCRA. The repeal or modification of this exemption by administrative, legislative or judicial process would require us to change our method of doing business and could have a material adverse effect on our business, results of operations and financial condition. There is no assurance that we would be able to adapt our operations or that we would have the capital resources available to do so.

RCRA may indirectly affect our proposed operations by restricting the disposal of certain liquid wastes and sludges in landfills. This restriction may increase demand for waste treatment services.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act, as amended in 1986 ("CERCLA"), provides for immediate response and removal actions coordinated by the EPA for releases of hazardous substances into the environment and authorizes the government, or private parties, to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup.
Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated such facilities at the time the hazardous substances were released, persons who arranged for disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA has been interpreted to create strict, joint and several liability for the cost of removal and remediation, other necessary response costs and damages for injury to natural resources.

If our operations or facilities become responsible for the release or improper disposal of hazardous substances, we could incur CERCLA liability. Presently, we have no intention to treat hazardous wastes.

The Clean Air Act. The Clean Air Act provides for federal, state and local regulation of emissions of air pollutants into the atmosphere. Any modification or construction of a facility with regulated air emissions must be a permitted or authorized activity. The Clean Air Act provides for administrative and judicial enforcement against owners and operators of regulated facilities, including substantial penalties. In 1990, the Clean Air Act was reauthorized and amended, substantially increasing the scope and stringency of the Clean Air Act's regulations. Compliance with the Clean Air Act is not expected to have a material adverse effect on our proposed business operations.



State and Local Regulations

Our proposed waste water processing operations will be subject to direct regulation by a variety of state and local authorities. We will be required to obtain processing, wastewater discharge and air quality permits from state and local authorities to operate facilities and to comply with applicable regulations concerning, among other things, the generation and discharge of odors and wastewater.

Order 29-B of the Louisiana Department of Natural Resources contains extensive rules regarding the generation, processing, storage, transportation and disposal of oilfield waste. Under Order 29-B, on-site disposal of oilfield waste is limited and subject to stringent guidelines. If these guidelines cannot be met, oilfield waste must be transported and disposed of off-site in accordance with the provisions of Order 29-B. Moreover, under Order 29-B, most, if not all, active waste pits (a typical on-site disposal method used by inland generators of oilfield waste) must be closed or modified to meet regulatory standards; however, full enforcement of this portion of Order 29-B has been deferred. A number of amendments to Order 29-B were adopted effective as of November 20, 2001. Compliance with these amendments is not expected to have a material adverse effect on our proposed business operations. The Texas Railroad
Commission has also adopted detailed requirements for the management and disposal of oilfield waste. Permits issued by state regulatory agencies are required for each oilfield waste treatment facility operating within Louisiana and Texas. We will have to perform tests before acceptance of any oilfield waste, as well as during and after treatment to ensure compliance with all regulatory requirements.

In the future, other states in which we may operate, have their own laws and regulations that may be more strict than comparable federal laws and regulations governing hazardous and nonhazardous waste disposal, water and air pollution, releases and cleanup of hazardous substances and liabilities for such matters. Our future proposed operations are likely to be subject to many, if not all, of these laws and regulations. In addition, states and localities into which we may expand, by acquisition or otherwise, may now or in the future have regulations with positive or negative effects on us.



Forward Looking Statements


Under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), we caution readers regarding forward looking statements found in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward-looking statements.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS



         (a)      Financial Statements of businesses acquired.

(i) Ecoloclean Consolidated Financial Statements for the period June 11, 2002 (Inception) to December 31, 2002



         (b) Pro Forma financial information: relating to Sailtech International, Inc., a Nevada corporation (the "Company") and giving effect to the Company's acquisition of all outstanding shares of Ecoloclean, Inc.



(i) Sailtech International, Inc./Ecoloclean, Inc. Pro Forma Condensed Consolidated Balance Sheet December 31, 2002

(ii)     Sailtech   International,   Inc.  Pro  Forma  Condensed   Consolidating
         Statement of Operations for the period ended December 31, 2002

                  (c) Exhibits.

Exhibit Number

    3.1          General License Agreement

    3.2          Assignment of General License Agreement

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duzzly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    SAILTECH INTERNATIONAL, INC.


Dated: July 24, 2003

                                                     /s/ Royis Ward
                                                    ----------------------------
                                                    By: Royis Ward
                                                    Title: President

                                ECOLOCLEAN, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE PERIOD JUNE 11, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002

                                ECOLOCLEAN, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE PERIOD JUNE 11, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002




                                TABLE OF CONTENTS





INDEPENDENT AUDITOR'S REPORT...........................................        3

CONSOLIDATED FINANCIAL STATEMENTS:

         Consolidated Balance Sheet....................................        4

         Consolidated Statement of  Stockholders' (Deficit)............        5

         Consolidated Statement of Operations..........................        6

         Consolidated Statement of  Cash Flows.........................        7

         Notes to Consolidated Financial Statements....................     8-13

                              BAUM & COMPANY, P.A.
                        1515 UNIVERSITY DRIVE, SUITE 209
                          CORAL SPRINGS, FLORIDA 33071







                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Ecoloclean, Inc.
Corpus Christi, Texas

We have audited the accompanying consolidated balance sheet of Ecoloclean, Inc. as of December 31, 2002, and the related consolidated statements of stockholders' (deficit), operations, and cash flows for the period June 11, 2002 (inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ecoloclean, Inc. as of December 31, 2002 and the results of their consolidated operations and their consolidated cash flows for the period June 11, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



Baum & Company, P.A.
Coral Springs, Florida
February 26, 2003

                                ECOLOCLEAN, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                     Assets
                                     ------
Current Assets:
      Cash                                                         $        359
      Accounts Receivable                                                28,670
      Prepaid Expenses                                                   14,773
                                                                   ------------

         Total Current Assets                                            43,802
                                                                   ------------

Property Plant and Equipment, (Net) (Notes 1, 4)                        130,805
                                                                   ------------

Other Assets:
      License Costs, Net (Notes 1, 3)                                    26,127
Intangible Assets (Notes 1,2)                                            33,585
                                                                   ------------

         Total Other Assets                                              59,712
                                                                   ------------

         Total Assets                                              $    234,319
                                                                   ============

                     Liabilities and Stockholders' (Deficit)
                     ---------------------------------------

Current Liabilities:
      Accounts Payable and Accrued Expenses                        $    122,499
      Customer Deposit                                                   65,000
                                                                   ------------

         Total Current Liabilities                                      187,499
                                                                   ------------

Due to Related Parties (Note 5)                                         118,595
                                                                   ------------

         Total Liabilities                                              306,094
                                                                   ------------

Stockholders' (Deficit)
      Common Stock, $.001 par value per share,
        1,000,000 shares authorized, 500,000 shares
        issued and outstanding                                              500
      Additional Paid-in Capital                                         49,500
      Stock Subscription Receivable                                     (10,000)
      Accumulated (Deficit)                                            (111,775)
                                                                   ------------

         Total Stockholders' (Deficit)                                  (71,775)
                                                                   ------------

         Total Liabilities and Stockholders' (Deficit)             $    234,319
                                                                   ============


           See Accompanying Notes to Consolidated Financial Statements


                                ECOLOCLEAN, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                    FOR THE PERIOD JUNE 11, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002






                                                                                                              Total
                                                           Additional        Stock                         Stockholder
                          Common Stock                       Paid-In      Subscription     Accumulated       Equity/
                          Shares Issued      Amount          Capital       Receivable       (Deficit)       (Deficit)
                          -------------   -------------   -------------   -------------   -------------   -------------
Balance - June 11, 2002               0   $           0   $           0   $           0   $           0   $           0

Initial Issuance
 Of  Common Stock               400,000             400          39,600         (10,000)           --            30,000

Acquisition of World
Environmental
Technologies, Inc.              100,000             100                                                          10,000

Net (Loss) For the Period                                                                      (111,775)       (111,775)
                          -------------   -------------   -------------   -------------   -------------   -------------

Balance -
December 31, 2002               500,000   $         500   $      49,500   $     (10,000)  $    (111,775)  $     (71,775)
                          =============   =============   =============   =============   =============   =============



























           See Accompanying Notes to Consolidated Financial Statements

                                ECOLOCLEAN, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE PERIOD JUNE 11, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002









Revenues                                                          $      99,659

Operating Expenses:
      Cost of Sales                                                      42,801
      Depreciation and Amortization                                       7,766
      Interest Expense                                                      970
      Selling, General and Administrative                               159,897
                                                                  -------------
         Total Operating Expenses                                       211,434
                                                                  -------------

(Loss) Before Provision for Income Taxes                               (111,775)
Provision for Income Taxes                                                    0
                                                                  -------------

Net (Loss) For The Period                                         $    (111,775)
                                                                  =============

Net (Loss) Per Common Share, Basic and Diluted                    $      (0.447)
                                                                  =============

Weighted Average Number of Common Shares
  Outstanding, Basic and Diluted                                        250,000
                                                                  =============

















           See Accompanying Notes to Consolidated Financial Statements

                                ECOLOCLEAN, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE PERIOD JUNE 11, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002



Cash Flows Provided By Operating Activities:
      Net (Loss)                                                  $    (111,775)
    Adjustments to Reconcile Net (Loss) to Net Cash
          Provided By Operating Activities:
    Depreciation and Amortization                                         7,766
    Cash Effects of Changes From Acquired Company
         Accounts Receivable                                            (25,285)
         Prepaid Expenses                                               (10,477)
         Accounts Payable and Accrued Expenses                           67,653
         Customer Deposits                                               65,000
                                                                  -------------

Net Cash Provided By Operating Activities                                32,882
                                                                  -------------

Cash Flows (Required) by Investing Activities:
      Purchase of World Environmental Technologies, Inc.,
        Net of Acquired Cash                                              1,389
      Acquisition of License                                            (27,993)
      Acquisitions of Property, Plant and Equipment
        Net of Effects From Acquired Company                           (129,514)
                                                                  -------------
Net Cash (Required) By Investing Activities                            (156,118)
                                                                  -------------

Cash Provided By Financing Activities:
         Proceeds From Issuance of Common Stock                          30,000
         Repayment of Loans From Acquired Company                       (25,000)
         Proceeds of Loans From Related Parties                         118,595
                                                                  -------------
Net Cash Provided By Financing Activities                               123,595
                                                                  -------------

Net Increase in Cash                                                        359
Cash at Beginning of Period                                                   0
                                                                  -------------
Cash at End of Period                                             $         359
                                                                  =============

Supplemental Disclosures of Cash Flow Information
      Cash Payments For Interest                                  $         201
                                                                  =============
      Cash Payments For Income Taxes                              $           0
                                                                  =============

Non-Cash Financing Activities:
   Issuance of Common Stock:
      Acquisition of World Environmental Technologies, Inc.       $      10,000
   Excess of Liabilities Over Assets Resulting From Acquisition
     Of World Environmental Technologies, Inc.                           23,585
                                                                  -------------

         Total Non-Cash Financing Activities                      $      33,585
                                                                  =============



           See Accompanying Notes to Consolidated Financial Statements

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   ------------------------------------------

         This summary of significant accounting policies is presented to assist in understanding these consolidated financial statements. The consolidated financial statements and notes are representations of management who is responsible for their integrity and objectivity. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these consolidated financial statements.

         Organization
         ------------

         On June 11, 2002, Ecoloclean, Inc., the Company, incorporated in the state of Texas. On September 1, 2002 the Company acquired all of the outstanding shares of World Environmental Technologies, Inc.

         Business
         --------

         The Company and its subsidiaries operates under a worldwide, industry exclusive and perpetual license to manufacture machines, pursuant to a patent, for the treatment of contaminated water through a process known as electrocoagulation. The industry exclusivity shall apply to the petroleum exploration, petroleum, chemical, transportation and refining industry.

         Principles of Consolidation
         ---------------------------

         The accompanying consolidated financial statements include the accounts
         of  the  Company  and  its  wholly-owned  subsidiaries.   All  material
         inter-company items and transactions have been eliminated.

         Fair Value of Financial Instruments
         -----------------------------------

         The Company has adopted Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", which requires the disclosure of the fair value of off-and-on balance sheet financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments (none of which are held for trading purposes), approximate the carrying values of such amounts.

         Use of Estimates
         ----------------

         The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to use estimates and make judgments. While management has considered all available information, actual amounts could differ from those reported as assets, liabilities, related revenues, costs and expenses and the disclosed amounts of contingencies.

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------   ------------------------------------------------------

         Property, Plant and Equipment
         -----------------------------

         Property, plant and equipment are recorded at historical cost. Depreciation of property, plant and equipment is provided on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations. Additions and betterments, which extend the useful lives of the assets are capitalized. Upon retirement or disposal of the property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

         Goodwill and Purchased Intangible Assets
         ----------------------------------------

         In July, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment, on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

         Based upon the impairment tests performed, there was no impairment of goodwill for period ended December 31, 2002. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

         Purchased intangible asset (The "License Agt") is carried at cost less accumulated amortization. Amortization is computed over the estimated economic useful life of the underlying patent of five years.

         Impairment of Long-Lived Assets
         -------------------------------

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------   ------------------------------------------------------

         Revenue Recognition
         -------------------

         The Company recognizes revenue on service contracts totally over applicable contract periods or as services are performed. Amounts billed and collected before the services are performed are included in deferred revenues. Amounts collected but not billed, before the services are performed, are included in customer deposits.

         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards 109 ("SFAS 109"). "Accounting for Income Taxes," which requires the establishment of a deferred tax asset or liability for the recognition of future deductions or taxable amounts and operating loss carryforwards. Deferred tax expense or benefit is recognized as a result of the change in the deferred asset or liability during the year. If necessary, the Company will establish a valuation allowance to reduce any deferred tax asset to an amount which will, more likely than not, be realized.

         Net (Loss) Per Common Share
         ---------------------------

         The Company accounts for earnings (losses) per share in accordance with statement of Financial Accounting Standard 128 ("SFAS 128") "Earnings per Share". Basic earnings (losses) per share is based upon the net earnings (losses) applicable to common shares after preferred dividend requirements and upon the weighted average number of common shares outstanding during the period. Diluted earnings (losses) per share reflects the effect of the assumed conversions of convertible securities and exercise of stock options only in the periods in which such affect would have been dilutive.

         Concentrations
         --------------

         The Company receives certain of its components from sole suppliers. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products. The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------   ------------------------------------------------------

         Recent Accounting Pronouncements
         --------------------------------

         In October 2001, the FASB issued Statement of Financial Accounting Standard Boards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 establishes a single accounting model based on the framework established in Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of"
         ("SFAS 121"), for Long-Lived Assets to Be Disposed Of By Sale, and resolves implementation issues related to SFAS 121. The Company is required to adopt SFAS 144 no later than the first quarter of 2003. The company does not expect the adoption of SFAS 144 to have a material effect on its operating results or financial position.

NOTE 2 - ACQUISITION
------   -----------

         On September 1, 2002, the company completed the purchase of World Environmental Technologies, Inc. ("WET"), a privately held Louisiana corporation engaged in the business of cleaning oil industry waste water and run-off water from drilling sites in Louisiana utilizing electrocoagulation units for a total purchase price of $33,585. WET's results of operations have been included in the consolidated financial statements since the date of acquisition. As a result of the acquisitions, the Company is expected to be able to expand its business of cleaning oil industry waste water and other oil industry projects.

         The aggregate purchase price of $33,585 consisted of the issuance of 100,000 shares of common stock valued at $.10 per share equal to the issuance price of the 400,000 shares of Ecoloclean, Inc., issued to date and $23,585 representing the excess of liabilities over assets per the unaudited financial statements of WET at the time of acquisition.

         The following table presents the allocation of the acquisition cost to the assets required and the liabilities assumed, based on their fair values:

         Cash and Cash Equivalents                                  $      1,389
         Accounts Receivable                                               3,385
         Other Current Assets                                              4,296
         Equipment                                                         7,191
         Goodwill                                                         33,585
                                                                    ------------
         Total Assets Acquired                                      $     49,846
                                                                    ============

         Accounts Payable and Accrued Expenses                      $     14,846
         Loans Payable - Current                                          25,000
                                                                    ------------
         Total Liabilities Assumed                                        39,846
                                                                    ------------
         Net Assets Acquired                                        $     10,000
                                                                    ============

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 2 - ACQUISITION (CONTINUED)
------   -----------------------

         The unaudited pro-forma condensed consolidated results of operations of the Company have been prepared as if the acquisition of World Environmental Technologies, Inc., had occurred January 1, 2002:

                                    Ecoloclean, Inc.
                     Condensed Consolidated Statement of Operations
                              Year Ended December 31, 2002
                                       "Proforma"
                                       (Unaudited)

         Revenues                                                 $     153,346
         Net (Loss)                                               $    (140,357)
         Net (Loss) Per Common Share-
           Basic & Diluted                                        $      (0.562)
         Weighted Average Shares Outstanding -
            Basic & Diluted                                             250,000

         Net (Loss) Per Common Share                              $      (0.553)
                                                                  -------------
         Weighted Average Shares Outstanding                            250,000
                                                                  -------------

         The pro-forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time; nor, is it intended to be a projection of future results.

NOTE 3 - LICENSE COSTS
------   -------------

         On September 11, 2002 the Company acquired for $27,993, an industry exclusive, perpetual worldwide license to commercialize the inventions or patents and market, manufacture, sell, lease or otherwise dispose of electrochemical and electrocoagulation units for the treatment of effluent water. Royalties are $3,000 per unit manufactured and 2% of the gross revenue.

         The industry exclusivity shall apply to the petroleum exploration, petroleum chemical, transformation and refining industry.

         A summary of license costs, relating to management's estimate of the life of the underlying technology before updates and impovements may be necessary, amortized over a five year life, at December 31, 2002 are as follows:

         License                                                     $    27,993
         Less:  Accumulated Amortization                                   1,866
                                                                     -----------
                                                                     $    26,127
                                                                     ===========

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT
------   -----------------------------

         A summary of property, plant and equipment at December 31, 2002 is as follows:

                                                                  stimated
                                                                Economic Life
                                                                -------------

         Electrocoagulation Units                $    106,237       5 Years
         Machinery & Equipment                         25,966       5 Years
         Office Equipment                                 354       5 Years
         Computers & Related Equipment                  2,072       5 Years
         Transportation Equipment                       2,304       5 Years
                                                 ------------
                   Total                              136,933
         Less Accumulated Depreciation                  6,128
                                                 ------------
              Net Property, Plant & Equipment    $    130,805
                                                 ============

NOTE 5 - RELATED PARTY TRANSACTIONS
------   --------------------------

         The Board of Directors have approved salaries for services provided. At December 31, 2002 the cumulative amount of unpaid officer's salaries is as follows:

              Services Provided For
                Year Ended December 31, 2002     $     40,000
                                                 ============

         At December 31, 2002 cumulative advances bearing annual interest at 5% due to the officers of the Company amount to $118,595 plus $769 of accrued interest. These advances are due January 10, 2005 with the right of prepayment.

NOTE 6 - INCOME TAXES
------   ------------

         The Company files a consolidated income tax return. Timing differences between the recognition of certain income and expense items for tax and financial reporting purposes are as follows:

         Cumulative Benefit of Net Book Operating
            Loss Carryforwards                                        $ 111,775
         Officer's Salary Deduction in Excess of Tax Deduction          (40,000)
         Officer's Interest Deduction in Excess of Tax Deduction           (769)
         Tax Amortization in Excess of Book Amortization                    746
         Tax Depreciation In Excess of Book Depreciation                  7,565
                                                                      ---------

                                                                      $  79,317
                                                                      =========

         Total Deferred Tax Asset                                     $  15,284
         Less:  Valuation Allowance                                      15,284
                                                                      ---------
         Net Deferred Tax Asset                                       $       0
                                                                      =========

                                ECOLOCLEAN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT
------   -----------------------------

         It is currently undeterminable as to when the Company will benefit from the deferred tax asset.

NOTE 7 - SUBSEQUENT EVENTS
------   -----------------

         Pursuant to a business combination agreement, on January 1, 2003, the Company exchanged 100% of its outstanding stock for 20,000,000 restricted shares of common stock of Sailtech International, Inc. The issuance of the 20,000,000 shares of Sailtech International, Inc.'s common stock constituted 65-68% of the total outstanding shares after this transaction is completed. Sailtech International, Inc., an inactive Nevada corporation, is traded on the Pink Sheets.


          Sailtech International, Inc. and Subsidiary
         Unaudited ProForma Consolidated Balance Sheet
                       December 31, 2002
                                                                       Sailtech
                                                      Ecoloclean     International      Proforma         Proforma
                                                         Inc.             Inc.         Adjustments     Consolidated
                                                    -------------    -------------    -------------    -------------
ASSETS:
   Current Assets
       Cash                                         $         359    $         345    $           0    $         704
       Accounts & Loans Receivable                         28,670                0                0           28,670
       Prepaid Expenses                                    14,773                0                0           14,773
                                                    -------------    -------------    -------------    -------------

              Total                                        43,802              345             --             44,147
                                                    -------------    -------------    -------------    -------------
   Property, Plant and Equipment (Net)                    130,805                0                0          130,805
                                                    -------------    -------------    -------------    -------------
   Other Assets
       License (Net)                                       26,127                0          123,466          179,185
                                                                                             29,592
       Intangibles                                         33,585                0                0           33,585
                                                    -------------    -------------    -------------

              Total                                        59,712                0          153,058          212,770
                                                    -------------    -------------    -------------    -------------

Total Assets                                        $     234,319    $         345    $     153,058    $     387,722
                                                    =============    =============    =============    =============

LIABILTIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   Current Liabilities
       Accounts Payable & Accrued Expenses          $     122,499    $      89,964    $           0    $     212,463
       Notes & Loans Payable-Current Maturities                 0           33,847                0           33,847
       Customer Deposit                                    65,000                0                0           65,000
       Due to Related Parties                             118,595                                 0          118,595
                                                    -------------    -------------    -------------    -------------

Total Liabilities                                         306,094          123,811             --            429,905
                                                    -------------    -------------    -------------    -------------

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock                                                  500           10,092           20,000           30,092
                                                                                               (500)
Additional Paid-in Capital                                 49,500        3,258,034       (3,258,034)          49,500

Stock Subscription Receivable                             (10,000)                                           (10,000)

Accumulated Deficit                                      (111,775)      (3,391,592)       3,391,592         (111,775)
                                                    -------------    -------------    -------------    -------------

              Total Stockholders' (Deficit)               (71,775)        (123,466)         153,058          (42,183)
                                                    -------------    -------------    -------------    -------------

TOTAL LIABILTIES & STOCKHOLDERS' EQUITY (DEFICIT)   $     234,319    $         345    $     153,058    $     387,722
                                                    =============    =============    =============    =============


SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


                   Sailtech International, Inc. and Subsidiary
             Unaudited Proforma Consolidated Statement of Operations
                                December 31, 2002
                                                                   Sailtech
                                                 Ecoloclean      International       Proforma        Proforma
                                                    Inc.              Inc.         Adjustments     Consolidated
                                                -------------    -------------    -------------   --------------

Revenues                                        $      99,659    $           0    $           0   $       99,659
                                                -------------    -------------    -------------   --------------

Operating Expenses
          Cost of Sales                                42,801                0                0           42,801
          Depreciation and Amortization                 7,766                0                0            7,766
          Interest Expense                                970                0                0              970
          Selling, General and Adminstrative          159,897           81,754                0          241,651
                                                -------------    -------------    -------------   --------------

                  Total Operating Expenses            211,434           81,754                0          293,188
                                                -------------    -------------    -------------   --------------

Loss From Operations                                 (111,775)         (81,754)               0         (193,529)
          Interest Income                                   0            2,505                0            2,505
                                                -------------    -------------    -------------   --------------

(Loss) from Continuing Operations                    (111,775)         (79,249)               0         (191,024)
                                                -------------    -------------    -------------   --------------
(Loss) from Discontinued Operations                         0       (1,910,524)               0       (1,910,524)

Net Loss                                        $    (111,775)   $  (1,989,773)   $           0   $   (2,101,548)
                                                =============    =============    =============   ==============


Net Loss Per Common Share
      Basic and Diluted
          (Loss) from Continuing Operations                                                       $       (0.006)
          (Loss) from Discontinued Operations                                                             (0.063)
                                                                                                  --------------

                  Total                                                                           $       (0.069)
                                                                                                  --------------

Weighted Average Number of Share
Outstanding, Basic and Diluted                                                                        30,092,435
                                                                                                  ==============


*Sailtech International, Inc. - Twelve Months
Ended December 31, 2002

Ecoloclean, Inc. For the Period - June 11, 2002
(Inception) to December 31, 2002


SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                   Sailtech International, Inc. and Subsidiary
                           Notes to Unaudited Proforma
                        Consolidated Financial Statements

NOTE 1 - PROFORMA ADJUSTMENTS

The adjustments relating to the Unaudited Proforma Consolidated Statements of Operations are computed assuming the reversed merger with Ecoloclean was consummated at the beginning of the period presented. The adjustments relating to the Unaudited Proforma Consolidated Balance Sheet assumes that the merger occurred on December 31, 2002.

NOTE 2 - ACQUISITION OF SUBSIDIARY

The acquisition is recorded using the purchase method.

NOTE 3 - PAYMENT OF LIABILITIES

The Unaudited Proforma Consolidated Balance Sheet reflects the fact that assets and liabilities were not assumed in the acquisition.